UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2017

QUEST PATENT RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	33-18099-NY	11-2873662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Ave., Suite 206S, Rye, NY	10580-1411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 743-7577

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2017, Quest Patent Research Corporation (the “Company”) amended its amended and restated certificate of incorporation following approval of the amendment by the stockholders at the 2017 annual meeting of stockholders which was held on June 15, 2017. A copy of the certificate of amendment is filed as an exhibit to this Form 8-K.

The amendment increased the number of authorized shares of common stock from 1,250,000,000 shares to 10,000,000,000 shares.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2017, the Company held its 2017 annual meeting of stockholders. At the meeting, the stockholders voted on the election of one Class I director and the approval of an amendment to the Company’s amended and restated certificate of incorporation which increased the number of authorized shares of common stock to 10,000,000,000 shares.

The nominee recommended by the board of directors was elected. The results of the voting for the Class I nominee for director was as follows:

Name	Votes For	Votes Withheld
Jon C. Scahill	164,670,487	7,523,317

The vote for the approval of the amended certificate of incorporation was as follows:

For:	257,872,019
Against:	8,862,551
Abstain:	1,044,328

Item 9.01. Financial Statements and Exhibits.

3.1	Certificate of amendment to the Company’s amended and restated certificate of incorporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST PATENT RESEARCH CORPORATION
(Registrant)

Date: June 16, 2017	/s/ Jon C. Scahill
	By:	Jon C. Scahill
	Title:	Chief Executive Officer

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